Exhibit 4.2

TWELFTH AMENDMENT

to

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This TWELFTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of April 5, 2006, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders.  Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement and the Intercreditor Agreement (each as hereinafter defined).

RECITALS

WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers and the other Credit Parties have requested that Agent and Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.             Amendment to Section 1.3(c).  The last sentence of Section 1.3(c) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Notwithstanding anything to the contrary in this Section 1.3(c), so long as no Event of Default has occurred or is continuing, the net proceeds of each of the Genset Sale, the Soltec Sale and the TecMo sale shall be applied to the principal balance of the Revolving Credit Advances.”

2.             Amendment to Section 4.1(a).  Section 4.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent and Lenders, as required, the Financial Statements, notices, Projections and other information at the times, to the Persons and in the manner set forth in Annex E.  Notwithstanding the timing otherwise set forth in Annex E, the monthly financials required to be delivered pursuant to subsection (a) of Annex E  for the Fiscal Months ending January 31, 2006, February 28, 2006 and March 31, 2006 shall not be required to be delivered until May 15, 2006 and the annual audited financials required to be delivered pursuant to subsection (c) of Annex E for the Fiscal Year ending December 31, 2005 shall not be required to be delivered until April 30, 2006.”

3.             Amendment to Section 6.8.  Section 6.8 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale of Inventory in the ordinary course of business, (b) the sale or other disposition by a Credit Party of Equipment, Fixtures or Real Estate that are obsolete or no longer used or useful in such Credit Party’s business and having a book value not exceeding (i) $1,000,000 in the aggregate in any Fiscal Year without Agent’s consent and (ii) $2,000,000 in the aggregate in any Fiscal Year without the consent of the Requisite Lenders, (c) the sale or discount of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; provided, that this sub-section (c) shall not permit the UK Collateral Party to sell Accounts of the UK Collateral Party without the Agent’s consent; (d) sales of Stock or assets of any Subsidiary of Holdings in connection with a transaction permitted under Section 6.1(b) or Sections 6.2(f) or (h), (e) the sale of Equipment and Fixtures by Tweco in connection with the moving of its facilities in Wichita, Kansas to Denton, Texas, in an amount not to exceed $500,000, (f) the sale or other disposition of other Equipment and Fixtures having a book value not exceeding $250,000 in the aggregate in any Fiscal Year and $500,000 in the aggregate, (g) as permitted in Section 6.2(k), (h) the sale of the Stock of (1) Genset SpA for an aggregate amount not less than $10,000,000 of cash and assumption of debt (the “Genset Sale”), (2) Soldaduras Soltec Ltda. for an aggregate amount not less than $7,500,000 of cash and assumption of debt (the “Soltec Sale”) and (3) Tec. Mo. Srl and Tec. Mo. Control Srl for an aggregate amount not less than $8,300,000 of cash and assumption of debt (the “TecMo Sale”), so long as the net proceeds of each of the Gensent Sale, the Soltec Sale and the TecMo Sale shall be distributed to a Borrower and (i) the liquidation of Duxtech Pty Ltd. (CAN 007 211 190) in a manner reasonably satisfactory to Agent.”

4.             Amendment to Annex A.  Annex of the Credit Agreement is hereby amended by adding the following new defined term in its appropriate alphabetical order:

““TecMo Sale” has the meaning ascribed thereto in Section 6.8.”

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5.             Representations and Warranties of Credit Parties.  The Credit Parties represent and warrant that:

(a)   the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)   after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.

6.             Conditions To Effectiveness.  This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):

(a)   execution and delivery of this Amendment by the Lenders and the Credit Parties;

(b)   the Agent shall have received a copy of a fully executed and delivered amendment, in form and substance satisfactory to Agent, to that certain Second Lien Credit Agreement, dated as of July 29, 2004, by and among the Borrowers, Credit Suisse and the other Persons signatory thereto; and

(c)   payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.

7.             Reference To And Effect Upon The Credit Agreement.

(a)   The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.

(b)   The waiver and amendments set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein.  Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the

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Credit Agreement shall mean the Credit Agreement as amended hereby.  This Waiver shall be construed in connection with and as part of the Credit Agreement.

8.             Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

9.             Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

10.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

11.           Reaffirmation of Guaranties.  The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Agent and Lender

By:	/s/
Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMAL DYNAMICS CORPORATION

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

TWECO PRODUCTS, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

VICTOR EQUIPMENT COMPANY

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

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C & G SYSTEMS, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

STOODY COMPANY

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMAL ARC, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE INTERNATIONAL CORP.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

PROTIP CORPORATION

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

MECO HOLDING COMPANY

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

C&G SYSTEMS HOLDING, INC.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE AUSTRALIA PTY LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

DUXTECH PTY LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

CIGWELD PTY LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

QUETALA PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

QUETACK PTY. LTD.

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.

THERMADYNE INDUSTRIES LIMITED

By:	/s/ Patricia S. Williams
Name:	PATRICIA S. WILLIAMS
Title:	V.P. SECTY & G.C.